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                                                                   Exhibit 10.24

                              AMENDED AND RESTATED
                             RENEWAL PROMISSORY NOTE

AMOUNT: $1,913,000.00                                         Date: May 26, 2004

      FOR VALUE RECEIVED, Redline Performance Products, Inc., a Minnesota corporation, (hereinafter referred to as the "Borrower") with an address of 1120 Wayzata, Boulevard East, Suite 200, Wayzata, MN 55391, promises to pay to the order of Community National Bank, a banking corporation, which is organized and existing under the laws of the United States (hereinafter referred to as the "Bank"), at 5481 St. Croix Trail, North Branch, Minnesota 55056 or at such other place as the holder hereof may hereafter from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of ONE MILLION NINE HUNDRED THIRTEEN THOUSAND AND NO/100THS DOLLARS ($1,913,000.00), or such amounts as may be advanced in the discretion of the Bank and in accordance with the Loan Agreement, together with interest on the unpaid principal balance of this Amended and Restated Renewal Promissory Note (hereinafter referred to as "Promissory Note") outstanding from time to time, from the date hereof until this Promissory Note is fully paid according to the terms hereof, at an annual rate that shall at all times be equal to a fixed rate of nine percent (9%), computed on the basis of the actual number of days elapsed in a 360 day year.

      This Note amends, restates, replaces and supercedes that certain note executed by Borrower in favor of Lender dated November 26, 2003, in the original principal amount of TWO MILLION AND NO/100THS Dollars ($2,000,000.00) with an outstanding principal balance of One Million Nine Hundred Thirteen Thousand and No/100ths Dollars ($1,913,000.00) as of the date hereof, which amount is incorporated herein.

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      Payments of interest only shall be made on this Promissory Note commencing on June 26, 2004, and shall continue on the same date of each month thereafter. On and after the date of this Promissory Note, Borrower shall also pay to Bank the following principal payments:

            A. An amount equal to Three Thousand and No/100ths Dollars ($3,000.00) of the proceeds received from the sale of each snowmobile manufactured by Borrower to be sold to a dealer located in the United States that has been approved by GE Commercial Distribution Finance Corporation (hereinafter referred to as a "Unit") for the first Twenty-five (25) Units sold; and

            B. Following the sale of the first Twenty-five (25) Units, and the application of the payments therefrom, the principal balance of this note shall be One Million Eight Hundred Thirty Eight Thousand and No/100ths Dollars ($1,838,000.00). Thereafter the Bank is to receive Seven Thousand and No/100ths Dollars ($7,000.00) from the sale of each Unit sold to be applied to the outstanding principal balance of this Note, and a Note of the same date in the original principal amount of Five Hundred Thousand and No/100ths Dollars ($500,000.00) until Borrower has repaid the entire principal balances plus interest on both Notes. Said Seven Thousand and no/100ths Dollars ($7,000.00) payments are to be applied on a prorata format according to the remaining principal balances of both Notes, with 78.61%, or Five Thousand Five Hundred Three and No/100ths Dollars ($5,503.00), of each Seven Thousand and No/100ths Dollars ($7,000.00) payment to be applied to this Note, and 21.39%, or One Thousand Four Hundred Ninety Seven and No/100ths Dollars ($1,497.00), of each Seven Thousand and no/100ths Dollars ($7,000.00) payment to be applied to the Five Hundred Thousand and No/100ths Dollar ($500,000.00) Note of same date.

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            C.    If not sooner paid, all principal and interest shall be due and payable in full on this Promissory Note on November 26, 2004, as a BALLOON PAYMENT. This Promissory Note may be paid in full or in part at any time without penalty. Any partial payment shall be applied first to outstanding interest and the balance against principal.

      This Promissory Note is secured by a security interest created by security agreements dated November 26, 2003, March 30, 2004 and May 26, 2004 in the property of Borrower ("Security Agreement") and a Third Party Pledge and Security Agreement assigning all of the Borrower's and Pledgor's right, title, and interest in Certificate of Deposit number _______ on deposit at Community National Bank dated ______________ in the principal amount of Four Hundred Thousand and No/100ths Dollars ($400,000.00). Payment of this Promissory Note and performance of Borrower's obligations under the Loan Documents are guaranteed by Sun Capital, LLC; Michael T. Montplaisir; Steve J. Campbell; Terry
J. Welle; Michael J. Hofer, Jerome J. Bushman; and Derrick J. Bushman; ("Guaranties"). The parties hereto have also entered a Loan Agreement ("Loan Agreement") on the same day as this Promissory Note. This note is also secured by an assignment of proceeds between Borrower and GE Commercial Distribution Finance Corporation ("Assignment"). All of such documents are hereinafter referred to as the "Loan Documents" and are incorporated herein by reference.

      Upon the event of default in the terms of this Promissory Note or the Loan Documents, the Bank shall give notice in writing to the Borrower by mailing said notice by U.S. Mail to the last known address of the Borrower advising them of the event of default. In the event the default is not cured within thirty (30) days of mailing of the notice, the Bank may proceed with such remedies as are allowed by law, this Promissory Note and/or the Loan Documents.

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      If an event of default occurs in the terms of the Loan Documents, the entire principal balance of this Promissory Note, with all accrued interest thereon, shall, at the option of the Bank, then or any time thereafter, become immediately due and payable. Any failure of the Bank to exercise such option to accelerate this Promissory Note at any time shall not constitute a waiver of the right to exercise the same right to acceleration at any subsequent time.

      In the event any payment is not made when due and is more than ten (10) business days late, the Borrower shall pay a penalty in the amount of five percent (5%) of the delinquent amount.

      If this Promissory Note is not paid when due, regardless of how such maturity may be brought about, or is collected or attempted to be collected by the initiation, prosecution or defense of any suit, in any district court, probate, bankruptcy court or other judicial proceeding, or is placed in the hands of an attorney for collection, then the Borrower shall pay in addition to all other amounts owing hereunder all court costs and reasonable attorneys' fees incurred by the holder hereof in connection therewith, including, but not limited to, reasonable attorneys' fees for trial or for the pursuance of, or defense of, any appellate procedure.

      This Promissory Note may be prepaid in whole or in part, at any time without Penalty or Premium. All makers, endorsers, sureties, guarantors and accommodation parties hereby waive presentment, dishonor, notice of dishonor and protest, and consent to any and all extensions, renewals, substitutions and alterations of any of the terms of this Promissory Note and any documents related hereto, including Loan Documents, and to the release of or failure by the Bank to exercise any rights against any party liable for or any property securing payment thereof.

      This Promissory Note shall be governed by and construed under the laws of the State of Minnesota.

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      THE BANK AND BORROWER HEREBY VOLUNTARILY KNOWINGLY AND INTENTIONALLY WAIVE
ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THE LOAN DOCUMENTS OR CONCERNING THE INDEBTEDNESS EVIDENCED HEREBY AND/OR ANY COLLATERAL SECURING SUCH INDEBTEDNESS, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. THE BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE BANK IN EXTENDING CREDIT TO THE BORROWER, THAT THE BANK WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT THE BORROWER HAS BEEN
REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

      This instrument executed the date and year set forth above.

                                         REDLINE PERFORMANCE PRODUCTS, INC.

                                         By: /s/ Mark A. Payne
                                             -----------------------------------
                                             Mark A. Payne, President & Chief
                                             Financial Officer

                                         LENDER:

                                         COMMUNITY NATIONAL BANK

                                         By: /s/ Curtis A. Martinson
                                             -----------------------------------
                                             Curtis A. Martinson
                                             Executive Vice President

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